                                                                    Exhibit 23.8



October 18, 2007



Agria Corporation
Room 706, 7/F, Huantai Building, No. 12A
South Street Zhongguancun
Haidian District, Beijing 100081
People's Republic of China



Ladies and Gentlemen:

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as an independent director appointee of Agria Corporation (the "Company"), effective immediately upon the effectiveness of the Company's registration statement on Form F-1 originally filed by the Company on October 18, 2007 with the Securities and Exchange Commission.



                                                     Sincerely yours,


                                                     /s/ Jiuran Zhao
                                                     ---------------------------
                                                     Jiuran Zhao